Exhibit 10.5
MALLESONS STEPHEN JAQUES
Equitable Mortgage of Shares
Dated: 2/12/07
Armstrong World Industries, Inc. (“Mortgagor”)
Bank of America, N.A. (“Mortgagee”)
Mallesons Stephen Jaques
Level 50
Bourke Place
600 Bourke Street
Melbourne Vic 3000
Australia
T +61 3 9643 4000
F +61 3 9643 5999
DX 101 Melbourne
www.mallesons.com
KCS:AJH

Equitable Mortgage of Shares
Contents

DETAILS	1
GENERAL TERMS	2
1. INTERPRETATION	2
1.1 Terms defined in the Credit Agreement	2
1.2 Definitions	2
1.3 References to certain general terms Unless the contrary intention appears, in this mortgage:	5
1.4 Number	6
1.5 Headings	6
1.6 Designation	7
2. MORTGAGOR MUST PAY THE SECURED MONEY	7
3. MORTGAGE	7
3.1 Mortgage	7
3.2 Mandatory action	7
3.3 Consideration	7
4. OBLIGATIONS TO DEPOSIT DOCUMENTS AND GIVE NOTICES	8
4.1 Obligations at signing of mortgage	8
4.2 Deposit of Future Security documents	8
4.3 Certificated Shares	8
4.4 Conversion of Uncertificated Shares to Certificated Shares	8
5. DEALINGS — SUCH AS SELLING OR MORTGAGING	8
5.1 Restricted dealings	8
5.2 Where the law allows for creation of Encumbrance without consent	9
6. OTHER ENCUMBRANCES	9
6.1 Priority agreement	9
6.2 Amount secured by other Encumbrance	9
6.3 Obligations under other Encumbrance	9
6.4 Mortgagee may rely on third party certificates	9
6.5 Prospective liability	9
7. DIVIDENDS AND VOTES	10
7.1 Before an Event of Default	10
7.2 After an Event of Default	10
7.3 No obligation on Mortgagee	10

i

8. MAINTAINING THE SECURED PROPERTY	11
9. REPRESENTATIONS AND WARRANTIES	11
9.1 Representations and warranties	11
9.2 Reliance	12
10. PAYMENTS	12
10.1 Manner of payment	12
10.2 Currency of payment	12
11. COSTS AND INDEMNITIES	13
11.1 Currency conversion on Judgment debt	13
12. APPLICATION OF PAYMENTS	13
12.1 Application of money	13
12.2 Order of payment	13
12.3 Suspense account	13
12.4 Remaining money	14
12.5 Credit from date of receipt	14
13. ADMINISTRATIVE MATTERS	14
13.1 Deposit of documents	14
13.2 Registration of mortgage	14
13.3 Further steps	14
13.4 Authority to fill in blanks	15
13.5 Supply of information	15
14. RIGHTS THE MORTGAGEE MAY EXERCISE AT ANY TIME	15
14.1 Authority to deal	15
14.2 Right to rectify	15
15. DEFAULT	15
15.1 Events of Default	15
15.2 Ensure no default	15
15.3 Investigation of default	15
15.4 Mortgagee’s powers on default	16
15.5 Order of enforcement	16
16. EXCLUSION OF TIME PERIODS	16
16.1 No notice required unless mandatory	16
16.2 Mandatory notice period	16

ii

17. RECEIVERS	17
17.1 Terms of appointment of Receiver	17
17.2 More than one Receiver	17
17.3 Receiver is Mortgagor’s agent	17
17.4 Receiver’s powers	17
18. DISPOSAL OF THE SECURED PROPERTY IS FINAL	17
19. POWER OF ATTORNEY	18
19.1 Appointment	18
19.2 Powers	18
20. REINSTATEMENT OF RIGHTS	18
21. NOTICES	19
22. GENERAL	19
22.1 Prompt performance	19
22.2 Consents	19
22.3 Certificates	19
22.4 Set-off	19
22.5 Discretion in exercising rights	19
22.6 Partial exercising of rights	19
22.7 No liability for loss	20
22.8 Conflict of interest	20
22.9 Remedies cumulative	20
22.10 Other Encumbrances or judgments	20
22.11 Continuing security	20
22.12 Indemnities	20
22.13 Rights and obligations are unaffected	20
22.14 Inconsistent law	20
22.15 Superannuation legislation	21
22.16 Supervening legislation	21
22.17 Time of the essence	21
22.18 Variation and waiver	21
22.19 Receipts	21
22.20 Each signatory bound	21
22.21 Counterparts	21
22.22 Governing law	21
22.23 Serving documents	22
Schedule 1 — Form of Security Notice (clause 4.2(a) (“Future Security”) and definition of “Security Notice”)	23
Signing page	24

iii

Equitable Mortgage of Shares
Details

Parties	Mortgagor and Mortgagee
Mortgagor	Name	Armstrong World Industries, Inc.

	Address	2500 Columbia Avenue Lancaster, Pennsylvania 17603 Attn: Barry Sullivan and Teresa Redcay

Mortgagee	Name	Bank of America, N.A. as Administrative Agent and Collateral Agent for the Lenders under the Credit Agreement

	Address	One Independence Center 101 North Tryon St, 15th Floor Charlotte, NC 28255-0001 Mail Code: NC1-001-15-14 Attn: Anne Brooke Lazorik

Date of mortgage	See Signing page

Equitable Mortgage of Shares
General terms
1.	INTERPRETATION

1.1	Terms defined in the Credit Agreement
A term which has a defined meaning in the Credit Agreement has the same meaning when used in this mortgage unless it is expressly defined in this mortgage, in which case the meaning in this mortgage applies.
1.2	Definitions
These meanings apply unless the contrary intention appears:
Attorney means each attorney appointed by the Mortgagor under clause 19 (“Power of attorney”).
Authorised Officer means:
(a)	in the case of the Mortgagee, a director or secretary, or an officer whose title contains the word “director”, “chief’, “head”, “president” or “manager” or a person performing the functions of any of them, or any other person appointed by the Mortgagee as an Authorised Officer for the purposes of this mortgage; and

(b)	in the case of the Mortgagor (if the Mortgagor is a company), a director or secretary or any other person appointed by the Mortgagor to act as an Authorised Officer for the purposes of this mortgage.
Beneficiary means:
(a)	the Mortgagee (for its own account or for the account of the Administrative Agent or the Collateral Agent or a Lender); and

(b)	the Administrative Agent (for its own account or for the account of a Lender); and

(c)	the Collateral Agent (for its own account or for the account of a Lender); and

(d)	each Lender.
A reference to the Beneficiary means each of them individually and every two or more of them jointly.
Certificate means the certificate which evidences title to a Share.
Certificated Share means a Share forming part of the Secured Property, title to which is evidenced by a Certificate.
Controller has the meaning it has in the Corporations Act.

Credit Agreement means the credit agreement dated 2 October 2006 between, among others, the Mortgagor as borrower and the Mortgagee as Administrative Agent and Collateral Agent.
Details means the section of this mortgage headed “Details”.
Encumbrance means any:
(a)	security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement; or

(b)	right, interest or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any right of set-off; or

(c)	third party right or interest or any right arising as a consequence of the enforcement of a judgment, or any agreement to create any of them or allow them to exist.
Event of Default means an event so described in clause 15.1 (“Events of Default”).
Future Security means sixty five percent of the Mortgagor’s interest in the Shares issued by Armstrong World Industries (Australia) Pty Ltd. which, after the date of this mortgage, become owned beneficially by the Mortgagor or by anyone (including a trustee, nominee, broker or agent) for the Mortgagor.
A person is Insolvent if:
(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(b)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to its property; or

(c)	it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute, or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Mortgagee); or

(d)	an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above; or

(e)	it is taken (under section 459F(l) of the Corporations Act) to have failed to comply with a statutory demand; or

(f)	it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which the Mortgagee reasonably deduces it is so subject); or

(g)	it is otherwise unable to pay its debts when they fall due; or

(h)	something having a substantially similar effect to (a) to (g) happens in connection with that person under the law of any jurisdiction, and any reference to Insolvency shall be construed accordingly.
Issuer means a corporation which has issued Shares included in the Secured Property.
Mortgagee means the person so described in the Details.
Mortgagor means the person so described in the Details.
New Rights means:
(a)	the Mortgagor’s interest in all money, dividends, interest, allotments, offers, benefits, privileges, rights, bonuses, Shares, stock, debentures, distributions or rights to take up securities; or

(b)	rights of the Mortgagor consequent on any conversion, redemption, cancellation, reclassification, forfeiture, consolidation or subdivision; or

(c)	rights of the Mortgagor consequent on a reduction of capital, liquidation or scheme of arrangement, in connection with the Present Security or the Future Security.
Potential Event of Default means an event which, with the giving of notice, lapse of time or fulfilment of any condition, would be likely to become an Event of Default.
Present Security means the Mortgagor’s interest in the following Shares, reflecting sixty five percent of the issued Shares held by the Mortgagor in the Issuer:

Issuer	Identification number	Quantity	Class
Armstrong World Industries (Australia) Pty Ltd. (ABN 77 004 747 942)	Share certificate number “24”	3,713,336	Ordinary
Receiver includes a receiver or receiver and manager.
Related Entity has the meaning it has in the Corporations Act.
Secured Money means all Obligations and all costs and expenses incurred in connection with enforcement and collection of the Secured Money, including Attorney Costs,

This definition applies:
(i)	irrespective of the capacity in which the Mortgagor or the Beneficiary became entitled to, or liable in respect of, the amount concerned;
(ii)	whether the Mortgagor or the Beneficiary is liable as principal debtor, as surety, or otherwise;
(iii)	whether the Mortgagor is liable alone, or together with another person;
(iv)	even if the Mortgagor owes an amount or obligation to the Beneficiary because it was assigned to the Beneficiary, whether or not:
(A)	the assignment was before, at the same time as, or after the date of this mortgage; or
(B)	the Mortgagor consented to or was aware of the assignment; or
(C)	the assigned obligation was secured before the assignment;
(v)	even if this mortgage was assigned to the Beneficiary, whether or not:
(A)	the Mortgagor consented to or was aware of the assignment; or
(B)	any of the Secured Money was previously unsecured; or
(vi)	if the Mortgagor is a trustee, whether or not it has a right of indemnity from the trust fund.
Secured Property means the Present Security, the Future Security and the New Rights.
Security Notice means a notice in the form of schedule 1.
Share means shares, stock units or units in the capital of a corporation.
Taxes means taxes, levies, imposts, charges and duties imposed by any authority (including stamp and transaction duties) together with any related interest, penalties, fines and expenses in connection with them, except if imposed on, or calculated having regard to, the overall net income of the Mortgagee.
Transfer means a transfer of the Secured Property executed by the Mortgagor as transferor.
Uncertificated Share means a Share forming part of the Secured Property, title to which is not evidenced by a Certificate.
1.3	References to certain general terms
Unless the contrary intention appears, in this mortgage:
(a)	a reference to a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

(b)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(c)	an agreement, representation or warranty by two or more persons binds them jointly and each of them individually, but an agreement, representation or warranty by a Mortgagee binds the Mortgagee individually only;

(d)	a reference to anything (including an amount) is a reference to the whole and each part of it;

(e)	a reference to a document (including this mortgage) includes any variation or replacement of it;

(f)	the word “law” includes common law, principles of equity, and laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, reenactments or replacements of any of them);

(g)	a reference to accounting standards is a reference to the accounting standards as defined in the Corporations Act and a reference to an accounting term is a reference to that term as it is used in those accounting standards, or, if not inconsistent with those standards, in accounting principles and practices generally accepted in Australia;

(h)	a reference to Australian dollars, dollars, A$ or $ is a reference to the lawful currency of Australia;

(i)	the word “person” includes an individual, a firm, a body corporate, an unincorporated association and an authority;

(j)	a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(k)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(l)	an Event of Default or Potential Event of Default is “continuing” if it has not been waived by, or remedied to the satisfaction of, the Mortgagee;

(m)	a reference to the Corporations Act is a reference to the Corporations Act 2001 (Cwlth).
1.4	Number

The singular includes the plural and vice versa.

1.5	Headings
Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this deed.

1.6	Designation
The parties agree that this mortgage is a Collateral Document for the purposes of the Credit Agreement.
2.	MORTGAGOR MUST PAY THE SECURED MONEY
The Mortgagor agrees to pay the Secured Money in accordance with the terms of the Loan Documents. However, if an Event of Default is continuing, the Mortgagee may declare at any time by notice to the Mortgagor that the Secured Money is either payable on demand or immediately due for payment.
3.	MORTGAGE

3.1	Mortgage
The Mortgagor:
(a)	mortgages to the Mortgagee the Present Security by way of equitable mortgage; and

(b)	mortgages to the Mortgagee the New Rights existing at the date of this mortgage with respect to the Present Security by way of equitable mortgage; and

(c)	agrees to mortgage to the Mortgagee, when acquired by the Mortgagor, the Future Security; and

(d)	agrees to mortgage to the Mortgagee, when acquired by the Mortgagor, the New Rights which arise after the date of this mortgage; and

(e)	for the purpose of securing payment of the Secured Money.
The Mortgagor does this as beneficial owner.
3.2	Mandatory action
To the extent that any law requires that something must be done (such as obtaining consent) before the Mortgagor may validly mortgage any of the Secured Property, the mortgage under clause 3.1 (“Mortgage”) only takes effect in relation to that Secured Property when the thing required is done. The Mortgagor agrees to do anything reasonably necessary to ensure that it is done.
3.3	Consideration
The Mortgagor acknowledges giving this mortgage and incurring obligations and giving rights under this deed for valuable consideration received.

4.	OBLIGATIONS TO DEPOSIT DOCUMENTS AND GIVE NOTICES

4.1	Obligations at signing of mortgage
The Mortgagor agrees to deposit with the Mortgagee or its nominee at the time of the Mortgagor’s execution of this mortgage:
(a)	the Certificates (if any) in respect of the Present Security; and

(b)	the number of Transfers specified by the Mortgagee of the Present Security with the name of the transferee and the consideration and date left blank.
4.2	Deposit of Future Security documents
The Mortgagor agrees to deposit with the Mortgagee or its nominee the following in respect of Future Security promptly after the Mortgagor acquires the Future Security:
(a)	a Security Notice; and

(b)	the Certificates (if any); and

(c)	the number of Transfers specified by the Mortgagee with the name of the transferee and the consideration and date left blank.
4.3	Certificated Shares
If the Mortgagee asks, the Mortgagor agrees to promptly give to any Issuer, broker, share registrar or other person specified by the Mortgagee, an irrevocable direction (in a form approved by the Mortgagee) to deliver to the Mortgagee or its nominee any Certificates held or issued by that person in respect of Certificated Shares. The Mortgagor agrees to give to the Mortgagee a copy of the direction, promptly after giving it.
4.4	Conversion of Uncertificated Shares to Certificated Shares
If a Certificate is issued at any time after the execution of this mortgage in respect of any Uncertificated Share forming part of the Secured Property, the Mortgagor agrees to promptly deposit with the Mortgagee or its nominee:
(a)	that Certificate; and

(b)	the number of replacement Transfers specified by the Mortgagee in respect of the Shares evidenced by that Certificate with the name of the transferee and the consideration and date left blank.
5.	DEALINGS — SUCH AS SELLING OR MORTGAGING

5.1	Restricted dealings
The Mortgagor covenants that so long as any of the Secured Money remains outstanding and until all of the commitments relating thereto have been terminated, the Mortgagor shall not sell, exchange, transfer, assign, lease or otherwise dispose of the Secured Property or any interest therein, except as permitted under the Credit Agreement and the other Loan Documents.

5.2	Where the law allows for creation of Encumbrance without consent
If a law entitles the Mortgagor to create another Encumbrance over the Secured Property without the consent of the Mortgagee, this clause 5 does not operate to require the Mortgagor to obtain the Mortgagee’s consent before creating that other Encumbrance. However:
(a)	if the Mortgagor intends to create another Encumbrance, it agrees to notify the Mortgagee at least seven days before it proposes to do so; and

(b)	if the Mortgagee requests an agreement under clause 6.1 (“Priority agreement”) and the Mortgagor has not complied with that request by the time the Encumbrance is created, financial accommodation need not be made available under any Loan Document.
6.	OTHER ENCUMBRANCES

6.1	Priority agreement
If the Mortgagee reasonably requests, the Mortgagor agrees to obtain an agreement acceptable to the Mortgagee regulating priority between this mortgage and any other Encumbrance over the Secured Property.
6.2	Amount secured by other Encumbrance
The Mortgagor agrees to ensure that the amount secured under any other Encumbrance over the Secured Property is not increased without the Mortgagee’s consent.
6.3	Obligations under other Encumbrance
The Mortgagor agrees to comply with all material obligations under any other Encumbrance over the Secured Property.
6.4	Mortgagee may rely on third party certificates
The Mortgagee may rely on a certificate from any other person with an Encumbrance over the Secured Property as to the amount that is owed to that other person.
6.5	Prospective liability
For the purpose only of fixing priorities under section 282 of the Corporations Act, the prospective liabilities (within the meaning of section 261 of the Corporations Act) secured by this mortgage include the obligations of the Mortgagor to pay or repay the Secured Money including all principal and amounts in the nature of principal, interest and amounts in the nature of interest, fees, costs, amounts due under indemnities and all other amounts coming within the definition of Secured Money up to $100,000,000,000 (or, if the principal amount secured is greater than this amount, a figure which is at least double the principal amount).

7.	DIVIDENDS AND VOTES

7.1	Before an Event of Default
Until an Event of Default occurs or the Secured Property is registered in the Mortgagee’s name:
(a)	the Mortgagor is entitled to retain all dividends or other income in respect of the Secured Property; and

(b)	the Mortgagor may exercise rights to take up further Shares in an Issuer; and

(c)	the Mortgagor may exercise any voting power in respect of the Secured Property as it sees fit; and

(d)	the Mortgagee may not exercise any voting power in respect of the Secured Property without the Mortgagor’s consent.
7.2	After an Event of Default
If an Event of Default occurs and is continuing or the Secured Property is registered in the Mortgagee’s name, then all rights of the Mortgagor under clause 7.1 (“Before an Event of Default”) shall immediately cease and:
(a)	the Mortgagor agrees to procure that all dividends or other income in respect of the Secured Property are paid directly to the Mortgagee; and

(b)	the Mortgagee is entitled to exercise the rights referred to in clauses 7.1(b) and 7.1(c) (“Before an Event of Default”).
7.3	No obligation on Mortgagee
The Mortgagee need not:
(a)	do anything to obtain payment of any dividends or other income in respect of the Secured Property; or

(b)	vote at any meeting of shareholders of an Issuer; or

(c)	exercise rights in respect of the Secured Property; or

(d)	sell the Secured Property,
even if it has reason to believe that the value of the Secured Property may fall. The Mortgagee is not responsible for loss as a result of such a failure to act or delay in so acting.

8.	MAINTAINING THE SECURED PROPERTY
The Mortgagor agrees to:
(a)	(details of New Rights) provide to the Mortgagee or its nominee, promptly after becoming aware of the New Rights, particulars of all New Rights and all documentary or other evidence of New Rights; and
(b)	(take up New Rights) at the Mortgagee’s request take up New Rights, if, in the Mortgagee’s opinion, failure to do so could mean that the Secured Property or this mortgage is or is likely to become materially lessened in value or prejudicially affected, provided that the aggregate Secured Property will not exceed sixty five percent of the total number of Shares held by the Mortgagor in the Issuer; and
(c)	(notices) give the Mortgagee a copy of any notice and, at the Mortgagee’s request, any report, given to the shareholders of an Issuer; and
(d)	(maintain authorisations) obtain, renew on time and comply with the terms of each authorisation necessary to enter into this mortgage, comply with obligations under it and allow it to be enforced.
9.	REPRESENTATIONS AND WARRANTIES
9.1	Representations and warranties
The Mortgagor represents and warrants (except in relation to matters disclosed to the Mortgagee and accepted by the Mortgagee in writing) that:
(a)	(owner of the Secured Property) it is the beneficial owner of, and has good title to, the Secured Property free from Encumbrance other than Permitted Liens; and
(b)	(incorporation and existence) if the Mortgagor is a company, (i) it has been incorporated in accordance with the laws of its place of incorporation, (ii) it is validly existing under those laws, and (iii) it has power and authority to carry on its business as it is now being conducted, except in the case referred to in paragraph (iii) to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c)	(fully paid) the Secured Property is fully paid up; and
(d)	(all interests in Issuer) it has disclosed to the Mortgagee all of its interest in Shares in the Issuer; and
(e)	(power) it has power to enter into this mortgage and comply with its obligations under it; and
(f)	(no contravention or exceeding power) this mortgage and the transactions under it do not (i) contravene its constituent documents (if any), (ii) contravene any law or obligation by which it is bound or to which any of its assets are subject, or (iii) cause a limitation on its powers (or, to the extent applicable, the powers of its directors) to be exceeded, except in each case referred to in paragraphs (ii) and (iii) to the extent that such contravention could not reasonably be expected to have a Material Adverse Effect; and

(g)	(authorisations) it has in full force and effect the authorisations necessary for it to enter into this mortgage, to comply with its obligations and exercise its rights under it and allow it to be enforced; and
(h)	(validity of obligations) its obligations under this mortgage are valid and binding and are enforceable against it in accordance with its terms; and
(i)	(benefit) it benefits by entering into the Loan Documents to which it is a party; and
(j)	(Event of Default) no Event of Default or Potential Event of Default is continuing; and
(k)	(full disclosure) it has disclosed in writing to the Mortgagee all facts relating to the Mortgagor, this mortgage, the Secured Property and all things in connection with them, which are material to the assessment of the nature and amount of the risk undertaken by the Mortgagee in entering into any transaction relating to this mortgage and doing anything in connection with this mortgage or a transaction relating to it.
9.2	Reliance
The Mortgagor acknowledges that the Mortgagee and each Beneficiary has entered into the Loan Documents to which it is a party in reliance on the representations and warranties in this clause 9,
10.	PAYMENTS
10.1	Manner of payment
The Mortgagor agrees to make payments under this mortgage:
(a)	in full without set-off or counterclaim, and without any deduction in respect of Taxes unless prohibited by law; and
(b)	if the payment relates to the Secured Money, in the currency in which the payment is due, and otherwise in Australian dollars in immediately available funds.
10.2	Currency of payment
The Mortgagor waives any right it has in any jurisdiction to pay an amount other than in the currency in which it is due. However, if the Mortgagee receives an amount in a currency other than that in which it is due:
(a)	it may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual costs in connection with the conversion; and

(b)	the Mortgagor satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the costs of the conversion.
11.	COSTS AND INDEMNITIES
11.1	Currency conversion on Judgment debt
If a judgment, order or proof of debt for an amount in connection with this mortgage is expressed in a currency other than the currency in which the amount is due under this mortgage, then the Mortgagor indemnifies the Mortgagee against:
(a)	any difference arising from converting the other currency if the rate of exchange used by the Mortgagee under clause 10.2 (“Currency of payment”) for converting currency when it receives a payment in the other currency is less favourable to the Mortgagee than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

(b)	the costs of conversion.
The Mortgagor agrees to pay amounts under this indemnity on demand from the Mortgagee.
12.	APPLICATION OF PAYMENTS
12.1	Application of money
The Mortgagee must apply money it receives under this mortgage towards paying the Secured Money in accordance with the Loan Documents unless the Mortgagee is obliged to pay the money to anyone with a prior claim.
12.2	Order of payment
The Mortgagee may use money received under this mortgage towards paying any part of the Secured Money the Mortgagee chooses, including by paying a later instalment before an earlier instalment. This applies even if that part only falls due after the Mortgagee gives a notice of demand.
12.3	Suspense account
The Mortgagee may place in a suspense account any payment it receives from the Mortgagor for as long as it considers prudent and need not apply it towards satisfying the Secured Money.

12.4	Remaining money
The Mortgagee agrees to pay any money remaining after the Secured Money is paid either to the Mortgagor (which the Mortgagee may do by paying it into an account in the Mortgagor’s name) or to another person entitled to it (such as another person with an Encumbrance over the Secured Property). In doing so, it does not incur any liability to the Mortgagor. The Mortgagee is not required to pay the Mortgagor interest on any money remaining after the Secured Money is paid.
12.5	Credit from date of receipt
The Mortgagor is only credited with money from the date the Mortgagee actually receives it (including, where the Mortgagee has appointed a Receiver, the date the Receiver pays money to the Mortgagee).
13.	ADMINISTRATIVE MATTERS
13.1	Deposit of documents
In addition to the Mortgagor’s obligations under clause 4 (“Obligations to deposit documents and give notices”) the Mortgagor agrees to deposit with the Mortgagee all other documents the Mortgagee reasonably requests relating to the Secured Property.
However, the Mortgagor need not deposit them if another person is holding them under a Permitted Lien which has priority over this mortgage.
13.2	Registration of mortgage
The Mortgagee may register this mortgage at the Mortgagor’s expense.
13.3	Further steps
The Mortgagor agrees to do anything the Mortgagee reasonably requests (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed):
(a)	to provide more effective security over the Secured Property for payment of the Secured Money; or
(b)	to enable the Mortgagee to register this mortgage with the priority required by the Mortgagee; or
(c)	to enable the Mortgagee to exercise the Mortgagee’s rights in connection with the Secured Property; or
(d)	to bind the Mortgagor and any other person intended to be bound under this mortgage; or
(e)	to enable the Mortgagee to register the power of attorney in clause 19 (“Power of attorney”) or a similar power; or
(f)	to show whether the Mortgagor is complying with this mortgage.

13.4	Authority to fill in blanks
The Mortgagor agrees that the Mortgagee may fill in any blanks in this mortgage or a document connected with it (such as Corporations Act forms or transfers for the Secured Property).
13.5	Supply of information
If the Mortgagee reasonably requests, the Mortgagor agrees to supply the Mortgagee with any information about or documents affecting:
(a)	the Secured Property; or
(b)	this mortgage.
14.	RIGHTS THE MORTGAGEE MAY EXERCISE AT ANY TIME
14.1	Authority to deal
The Mortgagee may assign or otherwise deal with its rights under this mortgage in any way it considers appropriate. If the Mortgagee does this, the Mortgagor may not claim against any assignee (or any other person who has an interest in this mortgage) any right of set-off or other rights the Mortgagor has against the Mortgagee.
14.2	Right to rectify
The Mortgagee may do anything which the Mortgagor should have done under this mortgage but which the Mortgagor either has not done or, in the Mortgagee’s opinion, has not done properly. If the Mortgagee does so, the Mortgagor agrees to pay the Mortgagee’s costs on demand.
15.	DEFAULT
15.1	Events of Default
It is an Event of Default if an “event of default” as defined in the Credit Agreement occurs.
15.2	Ensure no default
The Mortgagor agrees to ensure that no Event of Default occurs.
15.3	Investigation of default
If the Mortgagee reasonably believes that an Event of Default is, or may be, continuing the Mortgagee may appoint a person to investigate this. The Mortgagor agrees to co-operate with the person and comply with every reasonable request they make. If there is or was an Event of Default, the Mortgagor agrees to pay the Mortgagee all costs in connection with the investigation.

15.4	Mortgagee’s powers on default
If an Event of Default is continuing, the Mortgagee may do one or more of the following in addition to anything else the law allows the Mortgagee to do as mortgagee:
(a)	sue the Mortgagor for the Secured Money; or
(b)	appoint one or more Receivers; or
(c)	do anything that a Receiver could do under clause 17.4 (“Receiver’s powers”).
15.5	Order of enforcement
The Mortgagee may enforce this mortgage before it enforces other rights or remedies:
(a)	against any other person; or
(b)	under another document, such as another Encumbrance.
If the Mortgagee has more than one Encumbrance, it may enforce them in any order it chooses.
16.	EXCLUSION OF TIME PERIODS
16.1	No notice required unless mandatory
Neither the Mortgagee nor any Receiver need give the Mortgagor any notice or demand or allow time to elapse before exercising a right under this mortgage or conferred by law (including a right to sell) unless the notice, demand or lapse of time is required by law and cannot be excluded.
16.2	Mandatory notice period
If the law requires that a period of notice must be given or a lapse of time must occur or be permitted before a right under this mortgage or conferred by law may be exercised, then:
(a)	when a period of notice or lapse of time is mandatory, that period of notice must be given or that lapse of time must occur or be permitted by the Mortgagee; or
(b)	when the law provides that a period of notice or lapse of time maybe stipulated or fixed by this mortgage, then one day is stipulated and fixed as that period of notice or lapse of time including, if applicable, as the period of notice or lapse of time during which:
(i)	an Event of Default must continue, before a notice is given or requirement otherwise made for payment of the Secured Money or the observance of other obligations under this mortgage; and

(ii)	a notice or request for payment of the Secured Money or the observance of other obligations under this mortgage must remain not complied with before the Mortgagee or a Receiver may exercise rights.
17.	RECEIVERS
17.1	Terms of appointment of Receiver
In exercising its power to appoint a Receiver, the Mortgagee may:
(a)	appoint a Receiver to all or any part of the Secured Property or its income; and
(b)	set a Receiver’s remuneration at any figure the Mortgagee determines appropriate, remove a Receiver and appoint a new or additional Receiver.
17.2	More than one Receiver
If the Mortgagee appoints more than one Receiver, the Mortgagee may specify whether they may act individually or jointly.
17.3	Receiver is Mortgagor’s agent
Any Receiver appointed under this mortgage is the Mortgagor’s agent unless the Mortgagee notifies the Mortgagor that the Receiver is to act as the Mortgagee’s agent. The Mortgagor is solely responsible for anything done, or not done, by a Receiver and for the Receiver’s remuneration and costs.
17.4	Receiver’s powers
Unless the terms of appointment restrict a Receiver’s powers, the Receiver may do one or more of the following:
(a)	sell, transfer or otherwise dispose of the Secured Property;
(b)	obtain registration of the Secured Property in the Mortgagee’s or its nominee’s name;
(c)	do everything necessary to enable the Mortgagee or its nominee to receive any New Rights;
(d)	do anything else the law allows an owner or a Receiver of the Secured Property to do.
18.	DISPOSAL OF THE SECURED PROPERTY IS FINAL
The Mortgagor agrees that if the Mortgagee or a Receiver sells or otherwise disposes of the Secured Property:
(a)	the Mortgagor will not challenge the acquirer’s right to acquire the Secured Property (including on the ground that the Mortgagee or the Receiver was not entitled to dispose of the Secured Property or that the Mortgagor did not receive notice of the intended disposal) and the Mortgagor will not seek to reclaim that property; and

(b)	the person who acquires the Secured Property need not check whether the Mortgagee or the Receiver has the right to dispose of the Secured Property or whether the Mortgagee or the Receiver exercises that right properly.
19.	POWER OF ATTORNEY
19.1	Appointment
The Mortgagor irrevocably appoints the Mortgagee, each Authorised Officer of the Mortgagee, and each Receiver individually as the Mortgagor’s attorney and agrees to ratify anything an Attorney does under clause 19.2 (“Powers”).
19.2	Powers
If an Event of Default has occurred or is continuing an Attorney may:
(a)	do anything which the Mortgagor can lawfully authorise an attorney to do in connection with this mortgage, the Secured Property, or which the Attorney believes is expedient to give effect to any of the Mortgagee’s or a Receiver’s rights (these things may be done in the Mortgagor’s name or the Attorney’s name, and they include signing and delivering documents, selling or transferring the Secured Property, starting, conducting and defending legal proceedings); and
(b)	delegate their powers (including this power) and revoke a delegation; and
(c)	exercise their powers even if this involves a conflict of duty or they have a personal interest in doing so.
20.	REINSTATEMENT OF RIGHTS
Under law relating to Insolvency, a person may claim that a transaction (including a payment) in connection with the Secured Money is void or voidable. If a claim is made and upheld, conceded or compromised, then:
(a)	the Mortgagee is immediately entitled as against the Mortgagor to the rights in respect of the Secured Money to which it was entitled immediately before the transaction; and
(b)	on request from the Mortgagee, the Mortgagor agrees to do anything (including signing any document) to restore to the Mortgagee any Encumbrance (including this mortgage) it held from the Mortgagor immediately before the transaction.
The Mortgagor’s obligations under this clause are continuing obligations, independent of the Mortgagor’s other obligations under this mortgage and continue after this mortgage ends.

21.	NOTICES
Clause 11.02 of the Credit Agreement applies to this mortgage as if set out in full in this mortgage (with any necessary amendments).
22.	GENERAL
22.1	Prompt performance
Subject to clause 22.17 (“Time of the essence”):
(a)	if this mortgage specifies when the Mortgagor agrees to perform an obligation, the Mortgagor agrees to perform it by the time specified; and
(b)	the Mortgagor agrees to perform all other obligations promptly.
22.2	Consents
The Mortgagor agrees to comply with all conditions in any consent the Mortgagee gives in connection with this mortgage.
22.3	Certificates
The Mortgagee may give the Mortgagor a certificate about an amount payable or other matter in connection with this mortgage. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.
22.4	Set-off
The Mortgagee may set off any amount owing by the Mortgagee to the Mortgagor (whether or not due for payment) against any amount due for payment by the Mortgagor to the Mortgagee under this mortgage.
The Mortgagee may do anything necessary to effect any set-off under this clause (including varying the date for payment of any amount owing by the Mortgagee to the Mortgagor and making currency exchanges). This clause applies despite any other agreement between the Mortgagor and the Mortgagee.
22.5	Discretion in exercising rights
The Mortgagee or a Receiver may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this mortgage expressly states otherwise.
22.6	Partial exercising of rights
If the Mortgagee or a Receiver does not exercise a right or remedy fully or at a given time, the Mortgagee or the Receiver may still exercise it later.

22.7	No liability for loss
Neither the Mortgagee nor a Receiver is liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy except as a result of that Mortgagee’s or Receiver’s gross negligence or wilful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment).
22.8	Conflict of interest
The Mortgagee’s and any Receiver’s rights and remedies under this mortgage may be exercised even if this involves a conflict of duty or the Mortgagee or Receiver has a personal interest in their exercise.
22.9	Remedies cumulative
The rights and remedies of the Mortgagee or a Receiver under this mortgage are in addition to other rights and remedies given by law independently of this mortgage.
22.10	Other Encumbrances or judgments
This mortgage does not merge with or adversely affect, and is not adversely affected by, any of the following:
(a)	any Encumbrance or other right or remedy to which the Mortgagee is entitled; or
(b)	a judgment which the Mortgagee obtains against the Mortgagor in connection with the Secured Money,
The Mortgagee may still exercise its rights under this mortgage as well as under the judgment, other Encumbrance or the right or remedy.
22.11	Continuing security
This mortgage is a continuing security despite any intervening payment, settlement or other thing until the Mortgagee releases the Secured Property from this mortgage.
22.12	Indemnities
The indemnities in this mortgage are continuing obligations, independent of the Mortgagor’s other obligations under this mortgage, and continue after this mortgage ends. It is not necessary for the Mortgagee to incur expense or make payment before enforcing a right of indemnity under this mortgage.
22.13	Rights and obligations are unaffected
Rights given to the Mortgagee or any Receiver under this mortgage and the Mortgagor’s liabilities under it are not affected by anything which might otherwise affect them at law.
22.14	Inconsistent law
To the extent permitted by law, this mortgage prevails to the extent it is inconsistent with any law.

22.15	Superannuation legislation
If the Superannuation Industry (Supervision) Act 1993 (Cwlth) prohibits the Mortgagor from mortgaging any of the Secured Property, this mortgage does not extend to that Secured Property.
22.16	Supervening legislation
Any present or future legislation which operates to vary the obligations of the Mortgagor in connection with this mortgage with the result that the Mortgagee’s rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.
22.17	Time of the essence
Time is of the essence in this mortgage in respect of an obligation of the Mortgagor to pay money.
22.18	Variation and waiver
Unless this mortgage expressly states otherwise, a provision of this mortgage, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.
22.19	Receipts
The receipt of a Receiver, the Mortgagee or an Authorised Officer of the Mortgagee releases the person paying money to the Receiver or the Mortgagee in connection with this mortgage from:
(a)	liability to enquire whether the Secured Money has become payable; and

(b)	liability for the money paid or expressed to be received; and
(c)	being concerned to see to its application or being answerable or accountable for its loss or misapplication.
22.20	Each signatory bound
This mortgage binds each person who signs as Mortgagor even if another person who was intended to sign does not sign it or is not bound by it.
22.21	Counterparts
This mortgage may consist of a number of copies, each signed by one or more parties to the mortgage. If so, the signed copies are treated as making up the one document.
22.22	Governing law
This mortgage is governed by the law in force in Victoria, Australia. The Mortgagor and the Mortgagee submit to the non-exclusive jurisdiction of the courts of that place.

22.23	Serving documents
Without preventing any other method of service any document in a court action may be served on a party by being delivered or left at that party’s address for service of notice under clause 21 (“Notices”).
EXECUTED as a deed

Equitable Mortgage of Shares
Schedule 1 — Form of Security Notice (clause 4.2(a) (“Future Security”) and definition of “Security Notice”)
[Date]

To:	Bank of America, N.A. (“Mortgagee”)
Address:	One Independence Center 101 North Tryon St, 15th Floor Charlotte, NC 28255-0001 Mail Code: NC1-001-15-14 Attn: Anne Brooke Lazorik
SECURITY NOTICE
Under the mortgage (“Mortgage”) dated [______] between Armstrong World Industries, Inc. (“Mortgagor”) and Bank of America, N.A. (“Mortgagee”) the Mortgagor notifies the Mortgagee and represents and warrants that:
1.	The following Shares constitute Future Security.

Share
Name of Company	Certificate No*	No of Shares	Class

Armstrong World Industries (Australia) Pty Ltd.
2.	All the Shares are fully paid up.
We enclose:
(a)	the Certificates in respect of the Shares; and
(b)	the number of Transfers specified by you in respect of the Shares completed with the name of the Mortgagee as transferee and the consideration and date left blank.
If any of the above are not enclosed we undertake to forward them to you.
A term which has a defined meaning in the Mortgage has the same meaning as in the Mortgage when used in this Security Notice.

****
for Armstrong World Industries, Inc,

****	Care! Before signing obtain stamp duty advice on the stamp duty implications of execution for the relevant jurisdiction.

Signing page
DATED: February 12, 2007
Each of the parties hereto has caused a counterpart of this mortgage to be duly executed and delivered as of the date above

ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation

By:	/s/ Walter T. Gangl Name: Walter T. Gangl
Title: Assistant Secretary

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent By:

By:	/s/ Anne B. Lazorik

Name: Anne B. Lazorik
Title: Vice President